Form of Proxy - Annual and Special General Meeting to be held on December 19, 2005

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet, are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER                                                  HOLDER ACCOUNT                                      NUMBER ACCESS NUMBER

If you vote by telephone or the Internet, DO NOT mail back this proxy.

To Vote Using the Telephone

(Only Available within Canda and USA)

Call the toll free number listed BELOW from a touch tone

telephone. There is NO CHARGE for this call.

1-866-732-VOTE (8683)

·Proxy Instructions must be received by 11:00 am, Pacific Time, on December 15, 2005.

To Vote Using the Internet Go to the following web site: www.computershare.com/ca/proxy Proxy Instructions must be received by 11:00 am, Pacific Time, on December 15, 2005.

Proxies submitted must be received by 11:00 am, Pacific Time, on December 15, 2005

Appointment of Proxyholder

The undersigned "Registered Shareholder" of SHEP Technologies Inc. (the "Company") hereby appoints: Malcolm P. Burke, a Director of the Company, or failing this person, Ray Evans, a Director of the Company,

OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special General Meeting of SHEP Technologies Inc. to be held at Suite 900, 595 Howe Street, Vancouver, British Columbia on 19 December 2005 at 11:00 AM and at any adjournment thereof.

1. Resolution

To determine the maximum number of Directors at six (6).	For □	Against □

2. Election of Directors

01. To elect as a Director, Malcolm P. Burke	For □	Withhold □

02. To elect as a Director, Ray Evans	For □	Withhold □

3. Appointment of Auditors

To appoint Davidson & Company as Auditors of the Company.	For □	Withhold □

Resolutions Management recommends a vote FOR the following resolutions. Please read the resolutions in full in the accompanying Information Circular.

4 To authorize the Directors to fix the auditors' remuneration.	For □	Against □

5 To approve a special resolution to amend the authorized capital of the Company, to undertake up to a one-for-twenty reverse split in the Company's common stock and to authorize a name change for the Company to such name and at such time as the board of directors may determine to be in the best interest of the Company as may be determined by the directors and approved by regulatory authorities.

For □	Against □

6 To transact such other business as may properly come before the Meeting.	For □	Against □

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by management.

Signature(s)

______________________________________________

Date:________________________________________

Financial Statements Request

In accordance with securities regulations, shareholders

may elect annually to receive financial statements, if

they so request. If you wish to receive such mailings,

please mark your selection.

Interim Financial Reports              □

Mark this box if you would like to

receive interim financial reports by

mail. You may also register online to

receive financial statements at

www.computershare.com/ca/mailinglist

Annual Reports □ Mark this box if you DO NOT want to receive the Annual Report by mail.

If you do not mark the box, or do not return this PROXY or register online, then it will be assumed you do NOT want to receive interim financial statements.